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                                                                   Exhibit 10.21

                         SERVICEWARE TECHNOLOGIES, INC.

                           WARRANT PURCHASE AGREEMENT

                  THIS WARRANT PURCHASE AGREEMENT (this "Agreement") is made as of June 2, 2000, by and between SERVICEWARE TECHNOLOGIES, INC. (the "Company"), and Electronic Data Systems Corporation ("EDS").

                                    RECITALS

                  WHEREAS, EDS wishes to purchase a warrant from the Company, which warrant will be exercisable for shares of the Company's common stock (the "Shares"); and

                  WHEREAS, the parties hereto wish to provide for the sale and issuance of such warrant in consideration for services rendered and to be rendered to the Company by EDS as contemplated by Section 1 of the Warrant;

                  NOW, THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS:

1. Issuance of the Warrant. The Company hereby sells and issues to EDS a warrant (the "Warrant"; this Agreement and the Warrant, the "Warrant Documents") to purchase shares of the Company's common stock, par value $0.01 per share ( the "Common Stock") as set forth therein, in consideration for services rendered and to be rendered to the Company by EDS as contemplated by Section 1 of the Warrant. The Warrant shall be in the form attached hereto as Exhibit A.

2. Representations and Warranties of the Company. Except as set forth on the Disclosure Schedule attached hereto as Exhibit A, which has been delivered to EDS prior to EDS' execution hereof, the Company hereby represents and warrants to EDS as follows. Unless the context otherwise requires, all references in this
Section 2 to the "Company" shall include the Company and its controlled affiliates.

         2.1 Organization, Good Standing, and Qualification; Charter and Bylaws. The Company is a duly organized and validly existing corporation in good standing under the laws of the State of Delaware and has all requisite corporate power and authority for the ownership and operation of its properties and for the carrying on of its business as now conducted and as proposed to be conducted. The Company is duly licensed or qualified and in good standing as a foreign corporation authorized to do business in all jurisdictions wherein the character of the property owned or leased or the nature of the activities conducted by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not have a material adverse effect on the business, operations or condition, financial or otherwise, of the Company (a "Material Adverse Effect"). The Company has furnished EDS with true, correct and complete copies of its Certificate of Incorporation and Bylaws, as presently in effect.

         2.2 Authorization. All corporate action on the part of the Company, its directors and shareholders necessary for the authorization, execution, delivery and performance by the Company of the Warrant Documents and the consummation of the transactions and the obligations contemplated herein and therein, and for the authorization, issuance and delivery of the Shares has been taken. This Agreement is a valid and binding obligation of the Company, enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency, and the relief of debtors and other laws of general application affecting enforcement of creditors' rights generally, rules of law governing specific performance, injunctive relief or other equitable remedies, and limitations of public policy. The execution, delivery and performance by the Company of the Warrant Documents will not (with or without the passage of time and giving of notice) (a) conflict with, result in any violation or breach of any of the terms of, or constitute a default under, any provision of the Company's Certificate of Incorporation or Bylaws, or of any mortgage, indenture, agreement, instrument, judgment, decree, order, law, rule or regulation or other restriction to which the Company is a party or by which it is bound, or (b) result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company (except where such conflict, violation, breach, default, mortgage, pledge, lien, encumbrance or charge would not have a Material Adverse Effect).

         2.3 Valid Issuance of Common Stock. The Shares, when issued, sold and delivered in compliance with the provisions of the Warrant Documents, will be duly and validly issued, fully paid and non-
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assessable and will be free of any claims, liens, encumbrances, security interests, options, rights of first refusal, charges or restrictions whatsoever.

         2.4 Litigation. There are no actions, suits, proceedings or investigations pending, or to the Company's knowledge, claims asserted, to which the Company is a party or its property is subject, which questions the validity of the Warrant Documents or any action taken in connection herewith or the right of the Company to enter into such agreement. The Company is not a party to any order, writ, injunction, judgment or decree of any court or government agency or instrumentality.

         2.5 Consents. No consent, approval, qualification, order or authorization of, or filing with, any governmental authority or other person, is required in connection with the Company's valid execution, delivery or performance of the Warrant Documents, or the offer, sale or issuance of the Shares by the Company, or the consummation of any other transaction contemplated on the part of the Company hereby or thereby, except for any filings required pursuant to applicable federal and state securities laws.

3. Representations and Warranties of EDS. In connection with the transactions provided for herein, EDS hereby represents and warrants to the Company that:

         3.1 Investment Representations of EDS. This Agreement is made by the Company with EDS in reliance upon such EDS' representations and covenants made in this Section 3.1. EDS is an "accredited investor" as defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended (the "Securities Act"). EDS is acquiring the Warrant and the Shares to be issued and sold hereunder for its own account for investment and not as a nominee or agent and not with a view to the distribution thereof, within the meaning of the Securities Act.

         3.2 Authorization. EDS has all requisite corporate power to authorize, execute and deliver the Warrant Documents and to carry out and perform its obligations under the terms of the Warrant Documents.

4.       Miscellaneous.

         4.1 Dispute Resolution; Arbitration. Each party must use commercially reasonable efforts to ensure that where a dispute in connection with this Agreement and the transactions contemplated hereby is reasonably foreseeable, it is dealt with at a sufficiently early stage to ensure that there is a minimum effect on the ability of the parties to perform their obligations under this Agreement. Except with respect to a dispute concerning the application of this
Section 4.1, the Company and EDS must deal with any dispute in connection with this Agreement and the transactions contemplated hereby in accordance with this
Section 4.1. Neither EDS nor the Company may commence or maintain any action or proceeding in any court, tribunal or otherwise regarding a dispute to which this
Section 4.1 applies without first giving the other party a notice of the dispute (a "Dispute Notice") and complying with the provisions of this Section 4.1. When a party considers that a dispute to which this Section 4.1 applies has arisen, it may give a Dispute Notice to the other party to the dispute, which must be in writing and must set out reasonable particulars of the matter in dispute. Following receipt of a Dispute Notice, the Company and EDS shall appoint representatives, who shall meet as often as necessary to: (1) gather, and (without losing, waiving or being deemed to have lost or waived legal privilege) furnish to the other, all information with respect to the dispute which is appropriate in connection with its resolution; and (2) discuss the dispute and negotiate in good faith in an effort to resolve the dispute without the necessity of resorting to any formal proceeding. If the Company and EDS should reach an agreement, then a memorandum setting forth such agreement shall be prepared and signed by such parties, which shall be binding and conclusive upon such parties and on any transferee of any of the Shares. If no such agreement can be reached after good faith negotiation in the thirty (30) days following delivery of the Dispute Notice, then either the Company or EDS may, by written notice to the other, demand arbitration of the matter in accordance with this
Section 4.1; provided that if the amount of the damage or loss is at issue in pending litigation with a third party, then (unless the parties otherwise agree) the amount of such damage or loss shall not be subject to an arbitration proceeding until such amount is ascertained. Any such arbitration shall be conducted by three (3) arbitrators and held in Plano, Texas if initiated by the Company and in Pittsburgh, Pennsylvania if initiated by EDS, under the commercial rules then in effect of the American Arbitration Association. Within fifteen (15) days after such written notice is sent, the Company and EDS shall each select one (1) arbitrator, and the two (2) arbitrators so selected shall select a third arbitrator.
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The cost of any arbitration (including the fees and expenses of the arbitrators)
will be shared equally by the parties, and each party will bear the fees and expenses of preparing and presenting its position. The arbitrators shall be provided access by each party hereto to all records and information as may be reasonably required by the arbitrators to make a determination as to such claim. This Section 4.1 and the arbitrators' authority to grant relief shall be subject to the United States Arbitration Act at 9 U.S. C. 1-16 et seq. (the "USAA"), the provisions of this Agreement, and the ABA-AAA Code of Ethics for Arbitrators in Commercial Disputes. The parties agree that the arbitrators shall have no power or authority to make awards or issue orders of any kind other than as expressly permitted by this Agreement. In no event shall the arbitrators have the power or authority to make any award in excess of compensatory damages or to make any award that includes punitive, exemplary, consequential or special damages or lost profits. The decision of the arbitrators shall follow the plain meaning of the relevant documents. The decision of the arbitrators as to the validity and amount of any claim shall be binding and conclusive upon such parties and on any transferee of any of the Shares. Judgment upon any award rendered by the arbitrators may be entered in any court having jurisdiction. All post award proceedings shall by governed by the USAA. Except where the dispute renders it impossible to do so, the parties will continue performing their respective obligations under this Agreement while the dispute is being resolved, unless and until such obligations are terminated or expire in accordance with the provisions of this Agreement. Notwithstanding anything in this Section 4.1, a party at any time may commence court proceedings in relation to any dispute or claim arising under or in connection with this Agreement where that party believes, in good faith, that it requires urgent interlocutory equitable relief in relation to intellectual property, confidential information or otherwise to protect material rights under this Agreement and time does not permit the party to comply with the procedures and waiting periods specified in this Section 4.1 without the risk of substantial detriment to that party.

         4.2 Equitable Remedies. The parties acknowledge that the remedy at law for any breach, or threatened breach, of their respective covenants to consummate the transactions contemplated hereby will be inadequate and, accordingly, each covenants and agrees that, with respect to any such breach or threatened breach, the other will, in addition to any other rights or remedies that it may have and regardless of whether such other rights or remedies have been previously exercised, be entitled to such equitable and injunctive relief as may be available from any appropriate court.

         4.3 Expenses. Whether or not the transactions contemplated by the Warrant Documents are completed, the Company and EDS shall each bear its own legal fees and other expenses incurred with respect to the negotiation, execution and delivery of the Warrant Documents and the consummation of the transactions contemplated thereby.

         4.4 Finder's Fee. Each of the Company and EDS represents that it neither is nor will be obligated for any finders' fee or commission in connection with this transaction. EDS agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finders' fee (and the costs and expenses of defending against such liability or asserted liability) for which such EDS or any of its officers, partners, employees, or representatives is responsible. The Company agrees to indemnify and hold harmless EDS from any liability for any commission or compensation in the nature of a finders' fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

         4.5 Successors and Assigns. Except as otherwise provided herein or the Warrant, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties.


         4.6 Notices. Except as otherwise provided, all notices and other communications required or permitted hereunder shall be in writing and addressed to such party at the address set forth below, or at such other address as such party may designate by 10 days' advance written notice to the other parties. Such notice or other communications shall be deemed delivered when delivered in person by hand or, if earlier, 5 days after deposit with the U.S. postal service, if sent as first class mail, return receipt requested, with all postage and fees prepaid.

         If to the Company:
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         ServiceWare Technologies, Inc.
         Oakmont, Pennsylvania  15139
         Attention:  President
         Telephone:  412-826-1158
         Facsimile:  412-826-0577

         If to EDS:
         Electronic Data Systems Corporation
         MS H3-3A-05
         5400 Legacy Drive
         Plano, TX 75024
         Attn: General Counsel
         Facsimile: (972) 605-5610

         4.7 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

         4.8 Headings; References to Agreement. The headings of the sections of this Agreement have been inserted for convenience of reference only and do not constitute a part of this Agreement. References herein to "this Agreement" shall include all schedules and exhibits hereto.

         4.9 Entire Agreement; Amendments and Waivers. This Agreement and the Warrant constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and EDS. Any waiver or amendment effected in accordance with this Section 4.9 shall be binding upon EDS, each holder of any securities purchased under this Agreement at the time outstanding (including securities into which such securities have been converted), each future holder of all such securities, and the Company.

         4.10 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         4.11 Governing Law; Consent to Venue and Jurisdiction. This Agreement shall be construed in accordance with, and governed in all respects by, the laws of the State of Delaware, as applied to agreements entered into, and to be performed entirely in such state, between residents of such state. The parties hereto agree to submit to the arbitration procedures set forth in Section 4.1 with respect to the breach or interpretation of this Agreement and the transactions and relationships contemplated hereby or the enforcement of any and all rights, duties, liabilities, obligations, powers, and other relations between the parties arising under this Agreement and the transactions contemplated hereby. In addition, each party hereto submits to the exclusive jurisdiction of the federal district and state courts of the State of Delaware for all litigation that may be brought with respect to the terms of, and the transactions and relationships contemplated by, this Agreement. Each party hereby irrevocably waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. Such consent to jurisdiction and waiver of objections to venue is limited solely to litigation with respect to the terms of, and the transactions and relationships contemplated by, this Agreement, and no party consents to or waives objection to jurisdiction or venue in any other proceeding or for any other actions. The parties irrevocably consent to service of process given in the manner provided for notices in Section 4.6, but nothing in this Agreement will affect the right of either party to serve process in any other manner permitted by law.

         4.12 Reservation of Shares. The Company shall reserve and keep available at all times, free of preemptive rights, liens and other rights of third parties, the full number of shares of Common Stock issuable upon exercise of the Warrant.
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         4.13 Waiver of Trial by Jury. THE PARTIES HEREBY IRREVOCABLY AND
UNCONDITIONALLY COVENANT AND AGREE THAT IN ANY SUIT, ACTION OR PROCEEDING IN RESPECT OF ANY MATTER ARISING OUT OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE) TRIAL WILL BE TO A COURT OF COMPETENT JURISDICTION AND NOT TO A JURY, AND THE PARTIES HEREBY EXPRESSLY WAIVE ANY AND ALL RIGHT THEY MAY HAVE TO A TRIAL BY JURY. EITHER PARTY MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES TO THE WAIVER BY THE PARTIES OF THEIR RIGHT TO TRIAL BY JURY AND OF THE AGREEMENT OF THE PARTIES TO A TRIAL BY THE COURT (WITHOUT A JURY).

         4.14 Confidentiality. Neither EDS nor the Company shall issue any press release or make any public announcement relating to the subject matter of the Warrant Documents which references the other without the prior approval thereof, which will not be unreasonably withheld or delayed; provided, however, that either party may make any public disclosure which its counsel advises is required by applicable law or exchange requirements or any listing or trading agreement concerning its publicly traded securities (in which case such party will use its best efforts to advise the other party prior to making the disclosure and provide such other party with an opportunity to review and comment on such disclosure in advance of public release).

         4.15 Legend. EDS understands and acknowledges that the certificate evidencing its Warrant and the Shares will be imprinted with a legend referring to the Securities Act that will read substantially as follows:

                THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 OR AN OPINION OF COUNSEL (WHO MAY BE IN-HOUSE COUNSEL) REASONABLY SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SUCH ACT.

         Such legend and the provisions of this Section 4.15 are intended solely to ensure compliance with the provisions of the Securities Act.

         4.16. Rule 144. With a view to making available to the holders of the Warrant and the shares of Common Stock ("Holders") the benefits of certain rules and regulations of the Securities Exchange Commission (the "SEC") which may permit the sale of the Common Stock to the public without registration, the Company agrees to use its best efforts to:

                  (a) Make and keep public information available (as those terms are understood and defined in Rule 144 under the Securities Act) at all times after the date that the Company becomes subject to the reporting requirements of the Exchange Act of 1934 (the "Exchange Act");

                  (b) Use its best efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after the Company has become subject to such reporting requirements); and

                  (c) As long as a Holder owns the Warrant or any Common Stock, cooperate with the Holder in providing information necessary to effect a sale, including furnishing to the Holder forthwith upon request a copy of the most recent annual or quarterly report of the Company filed with the SEC, a written statement by the Company as to its compliance with the reporting requirements of Rule 144 and the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements).

The provisions contained in this Section 4.16 shall terminate at such time as such Holder holds less than one percent (1%) of the outstanding capital stock of the Company and as, in the reasonable opinion of counsel to the Company, reasonably acceptable to the Holder, a public trading market shall exist for the Company's Common Stock beneficially owned or subject to Rule 144 aggregation by such Holder can be
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sold under Rule 144 (without regard to Rule 144(k)) during the 90-day period immediately following such date.
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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                    SERVICEWARE TECHNOLOGIES, INC.



                                    By:    /s/ Mark Tapling
                                           -----------------------------------
                                    Name:  Mark Tapling
                                           -----------------------------------
                                    Title: President and CEO
                                           -----------------------------------

                                    ELECTRONIC DATA SYSTEMS CORPORATION



                                     By: /s/ John W. McCain
                                         -----------------------------------
                                     Name:    John McCain
                                           -----------------------------------
                                     Title:   SVP
                                           -----------------------------------
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                                                                       EXHIBIT A

                               Disclosure Schedule

This Disclosure Schedule is made and given pursuant to Section 2 of the Warrant Purchase Agreement made as of June 2, 2000, by and between ServiceWare Technologies, Inc., a Delaware corporation and Electronic Data Systems Corporation, a Delaware corporation (the "Warrant Purchase Agreement"). The section numbers in this Disclosure Schedule correspond to the section numbers in the Warrant Purchase Agreement; however, any information disclosed herein under any section number shall be deemed to be disclosed and incorporated into any other section number under the Warrant Purchase Agreement where such disclosure would otherwise be appropriate and where the application of such disclosure to each other section is clear. Any terms defined in the Warrant Purchase Agreement shall have the same meaning when used in this Disclosure Schedule unless the context otherwise requires.



         2.1 The Company was recently incorporated under the laws of the State of Delaware and is in the process of qualifying to do business as a foreign corporation in necessary jurisdictions.